PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS OF OPERATIONS
FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2017

Fort Lauderdale, Florida
November 1, 2017
FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the third quarter ended September 30, 2017.
FINANCIAL HIGHLIGHTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2017

•
Net income attributable to SEACOR Holdings Inc.: $17.6 million ($1.00 per diluted share) including net income of $10.9 million ($0.62 per diluted share) resulting from the sale of Illinois Corn Processing LLC (“ICP”) on July 3, 2017, a discontinued operation.

•
Net income from continuing operations attributable to SEACOR Holdings Inc.: $6.6 million ($0.38 per diluted share) including a net “mark-to-market” loss of $8.1 million ($0.46 per diluted share) on 9,177,135 shares of Dorian LPG Ltd. (“Dorian”).

•	Operating income from the Company’s continuing operating businesses (primarily Inland River Services, Shipping Services and Witt O’Brien’s): $15.1 million.

•	Operating income before depreciation and amortization (“OIBDA”): $35.6 million (See disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein).
Charles Fabrikant, Executive Chairman and CEO, in elaborating on the Company's charter backlog commented:
“Our tanker chartering group has done an outstanding job navigating the shoals of an over-supplied Jones Act, coastwise market. SEA-Vista, our tanker joint venture, now has only its multi-grade chemical ATB in the spot market. Although there is excess capacity in the American flag tanker fleet, there are indications that some of the older assets will be removed from service. As highlighted in our August release, SEA-Vista has a $450 million revenue backlog. I would also like to add a comment about the impact of the recent storms. Our marine businesses, harbor towing, SEACOR Island Lines, Seabulk Tankers, and Trailer Bridge, our joint venture liner service covering Puerto Rico, were impacted in September by hurricanes Harvey, Irma, and Maria. Post storm activity has recovered in October. Trailer Bridge and SEACOR Island Lines have added capacity to serve Puerto Rico and the U.S. Virgin Islands. Witt O’Brien’s is our crisis and disaster management division. This group has been extremely busy helping hurricane-hit communities across Texas, Florida, Georgia and the Caribbean. Their services include strategic advice on state-wide recovery; monitoring of local debris clean-up; support for housing and critical infrastructure restoration; and administration of long-term recovery programs.
We have also sourced generators, tank trucks, and other relief and recovery cargo for both private sector clients and FEMA. The collaboration between SEACOR, Trailer Bridge, SEACOR Island Lines and CLEANCOR has been critical in sourcing equipment and expediting delivery to the Virgin Islands and Puerto Rico. These activities reflect a coordinated effort by all SEACOR businesses and close collaboration by operating managers.
I would like to add a personal comment but one that reflects the feelings of my colleagues of SEACOR Holdings and Trailer Bridge. Our hearts go out to all those impacted by the recent storms. We are cognizant that residents of Texas, South Florida, the Virgin Islands, and Puerto Rico continue to suffer without their homes, and in Puerto Rico and the Virgin Islands, with limited essential services and medical care. We are in the process of making grants to assist relief efforts, which will, unfortunately have to continue for years into the future. We are also using our resources and assets to assist by delivering containers of supplies gratis to help island residents. Trailer Bridge has also been helping to facilitate access to local Puerto Rican assist groups to distribute aid coming from the U.S. mainland."

Financial results for the nine months ended September 30, 2017 are included in the condensed consolidated statements of income (loss) included elsewhere in this release.
A comparison of results for the quarter ended September 30, 2017 with the preceding quarter ended June 30, 2017 is included in the “Continuing Operation Discussion” below.
Continuing Operation Discussion
Inland River Services - Operating income was $4.9 million compared with $0.4 million in the preceding quarter. OIBDA was $11.2 million compared with $6.9 million in the preceding quarter. Operating income and OIBDA for the third quarter and preceding quarter included gains on asset dispositions of $5.1 million and $5.9 million, respectively.
Operating results, excluding gains on asset dispositions, benefited from increased activity levels in the covered barge market and terminal operations, reflecting the commencement of the fall harvest and increased export demand. Operating results also improved as a consequence of placing two new towboats on time charter with the Company’s SCF Bunge Marine joint venture. Compensation costs were lower following the accelerated vesting of share awards in connection with the Spin-off in the preceding quarter. Operating results from the Company’s Colombian barge and towboat operation were impacted by seasonal low water conditions and were $0.8 million lower compared with the preceding quarter.
Foreign currency gains of $1.0 million were primarily due to the strengthening of the Colombian peso in relation to the U.S. dollar underlying certain of the Company’s intercompany lease obligations.
Shipping Services - Operating income was $14.9 million compared with $20.0 million in the preceding quarter. OIBDA was $28.4 million compared with $30.2 million in the preceding quarter. Operating income and OIBDA in the third quarter included $5.0 million and $8.8 million attributable to noncontrolling interests compared with $7.7 million and $11.3 million in the preceding quarter. The fleet acquired in the International Shipholding Corporation (“ISH”) acquisition, excluding the rail-ferries and rail car facility, contributed operating income of $1.8 million.
Operating results included $3.5 million of drydocking costs for one U.S.-flag product tanker and reflected a $2.5 million reduction of revenues for short-sea liner transportation primarily due to fewer voyages as a consequence of Hurricane Irma. General and administrative expenses were higher primarily due to the ISH acquisition and related transition, which was completed in October.
Equity in earnings of 50% or less owned companies included $0.8 million of earnings from Trailer Bridge, the Company’s joint venture operating in the Puerto Rico liner trade, and $0.7 million from ISH’s 50% or less owned companies, RF Vessel Holdings and Golfo de Mexico, that own and operate the two foreign-flag rail ferries and a full service rail car facility.
Debt Extinguishment Losses - During the third quarter, the Company purchased $13.2 million in principal amount of its 2.5% Convertible Senior Notes for $13.3 million resulting in immaterial gains on debt extinguishment.
Capital Commitments - The Company’s capital commitments as of September 30, 2017 were $10.2 million and included two U.S.-flag harbor tugs, one foreign-flag RORO vessel and other equipment. Each of the tugs and the RORO vessel are scheduled to deliver prior to the second quarter of 2018. Subsequent to September 30, 2017, the Company committed to purchase additional equipment for $2.6 million.
Liquidity and Debt - As of September 30, 2017, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities and construction reserve funds totaled $384.0 million and the Company had $5.0 million of borrowing capacity under a subsidiary credit facility. Total outstanding debt was $739.6 million, which includes $265.6 million in principal amount of debt owed by SEA-Vista that is non-recourse to the Company and its subsidiaries other than SEA-Vista. SEA-Vista’s debt was primarily used to fund the construction of four product carriers in the U.S. coastwise tanker and chemical trades. SEA-Vista is a consolidated venture and had $21.0 million of borrowing capacity under its credit facility as of September 30, 2017. Subsequent to September 30, 2017, SEA-Vista borrowed $6.0 million under its credit facility.
As of September 30, 2017, the remaining principal amount outstanding of the Company’s 2.5% Convertible Senior Notes of $95.5 million is included in current liabilities as the holders may require the Company to repurchase these notes on December 19, 2017.
* * * * *

SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Inland River Services and Shipping Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the ability to recognize the anticipated benefits of the Spin-off, the ability to remediate the material weaknesses the Company has identified in its internal controls over financial reporting, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Revenues	$158,171	$109,570	$392,376	$314,269
Costs and Expenses:
Operating	107,258	66,573	252,156	193,636
Administrative and general	20,531	20,931	68,949	64,968
Depreciation and amortization	20,501	15,864	54,689	46,005
	148,290	103,368	375,794	304,609
Gains (Losses) on Asset Dispositions and Impairments, Net	5,209	(593)	10,918	2,590
Operating Income	15,090	5,609	27,500	12,250
Other Income (Expense):
Interest income	2,367	4,492	6,651	13,100
Interest expense	(9,121)	(9,955)	(31,101)	(29,892)
Debt extinguishment gains (losses), net	3	557	(94)	5,395
Marketable security losses, net	(12,478)	(9,484)	(13,316)	(52,454)
Derivative gains (losses), net	—	(862)	19,727	(3,527)
Foreign currency gains, net	969	418	898	2,812
Other, net	64	(5,461)	68	(13,110)
	(18,196)	(20,295)	(17,167)	(77,676)
Income (Loss) from Continuing Operations Before Income Tax Benefit and Equity in Earnings (Losses) of 50% or Less Owned Companies	(3,106)	(14,686)	10,333	(65,426)
Income Tax Benefit	(12,795)	(7,164)	(12,563)	(29,921)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	9,689	(7,522)	22,896	(35,505)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	488	(1,112)	2,929	(7,169)
Net Income (Loss) from Continuing Operations	10,177	(8,634)	25,825	(42,674)
Income (Loss) from Discontinued Operations, Net of Tax	10,927	(25,392)	(23,150)	(62,809)
Net Income (Loss)	21,104	(34,026)	2,675	(105,483)
Net Income attributable to Noncontrolling Interests in Subsidiaries	3,543	5,777	13,839	16,665
Net Income (Loss) attributable to SEACOR Holdings Inc.	$17,561	$(39,803)	$(11,164)	$(122,148)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.38	$(0.82)	$0.55	$(3.45)
Discontinued operations	0.62	(1.53)	(1.20)	(3.78)
	$1.00	$(2.35)	$(0.65)	$(7.23)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.38	$(0.82)	$0.55	$(3.45)
Discontinued operations	0.62	(1.53)	(1.19)	(3.78)
	$1.00	$(2.35)	$(0.64)	$(7.23)
Weighted Average Common Shares Outstanding:
Basic	17,508,770	16,943,647	17,265,140	16,896,751
Diluted	17,637,824	16,943,647	17,510,560	16,896,751

OIBDA(1)	$35,591	$21,473	$82,189	$58,255
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Operating Revenues	$158,171	$115,791	$118,414	$126,196	$109,570
Costs and Expenses:
Operating	107,258	69,686	75,212	81,619	66,573
Administrative and general	20,531	25,540	22,878	21,394	20,931
Depreciation and amortization	20,501	17,469	16,719	16,560	15,864
	148,290	112,695	114,809	119,573	103,368
Gains (Losses) on Asset Dispositions and Impairments, Net	5,209	5,897	(188)	(28,573)	(593)
Operating Income (Loss)	15,090	8,993	3,417	(21,950)	5,609
Other Income (Expense):
Interest income	2,367	2,150	2,134	2,541	4,492
Interest expense	(9,121)	(11,676)	(10,304)	(9,912)	(9,955)
Debt extinguishment gains (losses), net	3	(97)	—	(211)	557
Marketable security gains (losses), net	(12,478)	(21,674)	20,836	20,300	(9,484)
Derivative gains (losses), net	—	16,897	2,830	(10,604)	(862)
Foreign currency gains (losses), net	969	(1,470)	1,399	(1,368)	418
Other, net	64	424	(420)	(5,606)	(5,461)
	(18,196)	(15,446)	16,475	(4,860)	(20,295)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	(3,106)	(6,453)	19,892	(26,810)	(14,686)
Income Tax Expense (Benefit)	(12,795)	(3,664)	3,896	(6,804)	(7,164)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	9,689	(2,789)	15,996	(20,006)	(7,522)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	488	2,333	108	(13,871)	(1,112)
Net Income (Loss) from Continuing Operations	10,177	(456)	16,104	(33,877)	(8,634)
Income (Loss) from Discontinued Operations, Net of Tax	10,927	(28,629)	(5,448)	(56,412)	(25,392)
Net Income (Loss)	21,104	(29,085)	10,656	(90,289)	(34,026)
Net Income attributable to Noncontrolling Interests in Subsidiaries	3,543	3,723	6,573	3,460	5,777
Net Income (Loss) attributable to SEACOR Holdings Inc.	$17,561	$(32,808)	$4,083	$(93,749)	$(39,803)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.38	$(0.39)	$0.57	$(2.11)	$(0.82)
Discontinued operations	0.62	(1.52)	(0.33)	(3.41)	(1.53)
	$1.00	$(1.91)	$0.24	$(5.52)	$(2.35)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.38	$(0.39)	$0.56	$(2.11)	$(0.82)
Discontinued operations	0.62	(1.52)	(0.32)	(3.41)	(1.53)
	$1.00	$(1.91)	$0.24	$(5.52)	$(2.35)
Weighted Average Common Shares of Outstanding:
Basic	17,509	17,208	17,074	16,969	16,944
Diluted	17,638	17,208	17,364	16,969	16,944
Common Shares Outstanding at Period End	17,859	17,587	17,406	17,401	17,336

OIBDA(1)	$35,591	$26,462	$20,136	$(5,390)	$21,473
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Inland River Services
Operating Revenues	$44,608	$37,644	$42,669	$53,021	$41,094
Costs and Expenses:
Operating	35,388	31,902	32,569	35,400	31,496
Administrative and general	3,141	4,725	3,792	2,945	3,982
Depreciation and amortization	6,329	6,483	6,592	6,628	6,308
	44,858	43,110	42,953	44,973	41,786
Gains (Losses) on Asset Dispositions and Impairments, Net	5,136	5,891	233	605	(597)
Operating Income (Loss)	4,886	425	(51)	8,653	(1,289)
Other Income (Expense):
Foreign currency gains (losses), net	992	(1,630)	1,368	(1,143)	410
Other, net	—	—	—	1	(1)
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,235)	(1,264)	(2,378)	(11,318)	(171)
Segment Profit (Loss)(1)	$4,643	$(2,469)	$(1,061)	$(3,807)	$(1,051)

OIBDA(2)	$11,215	$6,908	$6,541	$15,281	$5,019

Shipping Services
Operating Revenues	$103,780	$72,023	$67,639	$59,618	$57,350
Costs and Expenses:
Operating	65,866	33,850	37,354	36,586	28,542
Administrative and general	9,612	8,028	7,088	6,895	6,675
Depreciation and amortization	13,516	10,115	9,161	8,969	8,216
	88,994	51,993	53,603	52,450	43,433
Gains (Losses) on Asset Dispositions and Impairments, Net	73	6	(421)	408	3
Operating Income	14,859	20,036	13,615	7,576	13,920
Other Income (Expense):
Foreign currency gains (losses), net	5	8	(5)	(6)	(3)
Other, net	59	421	(362)	237	(5,534)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,493	5,621	1,036	(2,581)	(551)
Segment Profit(1)	$16,416	$26,086	$14,284	$5,226	$7,832

OIBDA(2)	$28,375	$30,151	$22,776	$16,545	$22,136
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$3,548	$—	$94	$4,506	$95
Out-of-service days for drydockings of U.S.-flag product tankers	40	—	—	45	—

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Witt O’Brien’s and Other
Operating Revenues	$9,797	$6,177	$8,124	$13,572	$11,146
Costs and Expenses:
Operating	6,068	4,043	5,372	9,711	6,618
Administrative and general	3,140	2,687	3,373	5,510	3,833
Depreciation and amortization	206	205	202	204	432
	9,414	6,935	8,947	15,425	10,883
Gains (Losses) on Asset Dispositions and Impairments, Net	—	—	—	(29,586)	1
Operating Income (Loss)	383	(758)	(823)	(31,439)	264
Other Income (Expense):
Foreign currency gains (losses), net	17	23	10	(57)	(25)
Other, net	—	—	(300)	(5,885)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	230	(2,024)	1,450	28	(390)
Segment Profit (Loss)(1)	$630	$(2,759)	$337	$(37,353)	$(151)

Corporate and Eliminations
Operating Revenues	$(14)	$(53)	$(18)	$(15)	$(20)
Costs and Expenses:
Operating	(64)	(109)	(83)	(78)	(83)
Administrative and general	4,638	10,100	8,625	6,044	6,441
Depreciation and amortization	450	666	764	759	908
	5,024	10,657	9,306	6,725	7,266
Operating Loss	$(5,038)	$(10,710)	$(9,324)	$(6,740)	$(7,286)
Other Income (Expense):
Derivative gains (losses), net	$—	$16,897	$2,830	$(10,604)	$(862)
Foreign currency gains (losses), net	(45)	129	26	(162)	36
Other, net	5	3	242	41	74
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$267,156	$223,154	$207,545	$256,638	$315,960
Restricted cash	2,436	2,260	2,254	2,249	2,244
Marketable securities	62,606	75,071	97,404	76,137	55,823
Receivables:
Trade, net of allowance for doubtful accounts	83,287	59,772	77,358	105,494	75,540
Other	38,176	35,704	54,918	38,629	12,508
Inventories	3,952	2,444	3,051	2,582	3,222
Prepaid expenses and other	6,741	4,814	4,614	3,707	6,663
Discontinued operations	—	23,105	298,915	277,365	287,658
Total current assets	464,354	426,324	746,059	762,801	759,618
Property and Equipment:
Historical cost	1,483,434	1,340,400	1,336,719	1,178,556	1,018,370
Accumulated depreciation	(487,049)	(467,925)	(460,623)	(444,559)	(434,049)
	996,385	872,475	876,096	733,997	584,321
Construction in progress	22,769	133,537	139,782	246,010	337,449
Net property and equipment	1,019,154	1,006,012	1,015,878	980,007	921,770
Investments, at Equity, and Advances to 50% or Less Owned Companies	175,387	174,106	182,395	175,461	198,052
Construction Reserve Funds	51,846	65,429	64,478	75,753	99,966
Goodwill	32,773	32,749	32,787	32,758	52,403
Intangible Assets, Net	30,655	18,931	19,519	20,078	23,496
Other Assets	8,796	17,739	17,869	17,189	21,599
Discontinued Operations	—	32,595	875,993	798,274	877,229
	$1,782,965	$1,773,885	$2,954,978	$2,862,321	$2,954,133

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$119,840	$125,655	$168,267	$163,202	$7,877
Accounts payable and accrued expenses	31,518	32,437	36,524	59,563	37,397
Other current liabilities	70,762	49,602	58,833	62,164	55,195
Discontinued operations	—	6,324	270,796	85,020	94,115
Total current liabilities	222,120	214,018	534,420	369,949	194,584
Long-Term Debt	619,712	615,532	628,622	631,084	804,109
Exchange Option Liability on Subsidiary Convertible Senior Notes	—	—	16,809	19,436	8,938
Deferred Income Taxes	165,093	161,185	183,972	157,441	168,266
Deferred Gains and Other Liabilities	81,238	97,245	92,897	98,098	103,711
Discontinued Operations	—	7,681	271,389	390,045	393,043
Total liabilities	1,088,163	1,095,661	1,728,109	1,666,053	1,672,651
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	385	382	380	379	379
Additional paid-in capital	1,557,086	1,547,936	1,527,460	1,518,635	1,512,209
Retained earnings	377,700	360,139	914,806	910,723	1,004,472
Shares held in treasury, at cost	(1,363,558)	(1,364,273)	(1,364,172)	(1,357,331)	(1,357,331)
Accumulated other comprehensive loss, net of tax	(266)	(545)	(11,024)	(11,514)	(10,471)
	571,347	543,639	1,067,450	1,060,892	1,149,258
Noncontrolling interests in subsidiaries	123,455	134,585	159,419	135,376	132,224
Total equity	694,802	678,224	1,226,869	1,196,268	1,281,482
	$1,782,965	$1,773,885	$2,954,978	$2,862,321	$2,954,133

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Inland River Services
Dry-cargo barges	1,443	1,443	1,443	1,443	1,405
Liquid tank barges:
10,000 barrel	18	18	18	18	18
30,000 barrel	2	1	—	—	—
Specialty barges(1)	10	10	10	11	11
Towboats:
4,000 hp - 6,600 hp	18	17	18	17	17
3,300 hp - 3,900 hp	1	1	1	1	1
Less than 3,200 hp	4	4	4	4	4
Harbor boats:
1,100 hp - 2,000 hp	15	15	15	15	13
Less than 1,100 hp	9	9	9	9	6
	1,520	1,518	1,518	1,518	1,475

Shipping Services
Petroleum Transportation:
Product tankers - U.S.-flag	10	10	10	9	8
Articulated tug-barge - U.S.-flag	1	—	—	—	—
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	23	23	23	23	24
Harbor tugs - Foreign-flag	8	8	4	4	4
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	—	—	—
Liner and Short-sea Transportation:
RORO(2)/deck barges - U.S.-flag	7	7	7	7	7
Short-sea container/RORO - Foreign-flag	7	7	7	7	7
Other:
PCTC(3) - U.S.-flag	4	—	—	—	—
Dry-bulk carrier - U.S.-flag(4)	2	—	—	—	—
Dry bulk articulated tug-barge - U.S.-flag	—	—	1	1	1
Rail ferry - Foreign-flag	2	—	—	—	—
	71	62	58	57	57
______________________

(1)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.

(2)	Roll On/Roll Off

(3)	Pure Car/Truck Carrier.

(4)	Excludes one U.S.-flag dry-bulk carrier removed from service.